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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                              JOINT CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 AUGUST 31, 2000

                              MEDITRUST CORPORATION
             (Exact Name of Registrant as specified in its charter)


          DELAWARE                      0-9109                    95-3520818
(State or other jurisdiction       (Commission File            (I.R.S. Employer
     of incorporation)                 Number)               Identification No.)

                  909 HIDDEN RIDGE, SUITE 600, IRVING, TX 75038
              (Address of principal executive offices and zip code)

                                 (214) 492-6600
              (Registrant's telephone number, including area code)



                           MEDITRUST OPERATING COMPANY
             (Exact Name of Registrant as specified in its charter)


          DELAWARE                       0-9110                   95-3419438
(State or other jurisdiction        (Commission File           (I.R.S. Employer
      of incorporation                  Number)              Identification No.)


                 909 HIDDEN RIDGE, SUITE 600, IRVING, TX 75038
              (Address of principal executive offices and zip code)

                                 (214) 492-6600
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         On September 5, 2000 Meditrust Corporation and Meditrust Operating Company (collectively, the "Meditrust Companies") issued a press release as attached hereto as Exhibit 99.1, which included, among other things, announcement of the recently completed additional healthcare asset sales and mortgage repayments of approximately $500 million. On August 31, 2000, Meditrust Corporation entered into a Fourth Amendment to its Credit Agreement with Morgan Guaranty Trust Company of New York, Bankers Trust Company, BankBoston, N.A., Fleet National Bank and the other banks listed therein (the "Fourth Amendment") as attached hereto as Exhibit 10.1.

         The press release attached hereto as Exhibit 99.1 and the Fourth Amendment attached hereto as Exhibit 10.1 are hereby incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (C)      EXHIBITS


EXHIBIT NO.         DESCRIPTION

10.1 Fourth Amendment to Credit Agreement, made as of August 31, 2000, by and among Meditrust Corporation, Morgan Guaranty Trust Company of New York, Bankers Trust Company, BankBoston, N.A., Fleet National Bank and the Banks listed therein.

99.1 Press release of the Meditrust Companies dated September 5, 2000.


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 5, 2000        MEDITRUST CORPORATION

                                 By: /s/ Laurie T. Gerber
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                                 Name:    Laurie T. Gerber
                                 Title:  Chief Financial Officer and Treasurer

                                 MEDITRUST OPERATING COMPANY

                                 By: /s/ David L. Rea
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                                 Name:  David L. Rea
                                 Title:  Chief Financial Officer and Treasurer